UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 23, 2015

EQT CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 553-5700

(Former name or former address, if changed since last report)
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition.

On July 23, 2015, EQT Corporation (EQT) issued a news release (the news release) announcing its second quarter 2015 earnings.   A copy of the news release was furnished as Exhibit 99.1 to EQT’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2015 (the Initial 8-K Filing).

EQT is filing this amendment to the Initial 8-K Filing solely to correct an error contained in the news release related to the calculation of adjusted operating cash flow attributable to EQT, a non-GAAP financial measure, for the three and six month periods ended June 30, 2015.  In the news release, EQT reported adjusted operating cash flow attributable to EQT for the second quarter 2015 of $80.7 million.  The correct adjusted operating cash flow attributable to EQT is $157.3 million.  EQT has revised the first paragraph and the non-GAAP reconciliation table for adjusted operating cash flow attributable to EQT beginning on page 6 of the news release to correct this error.  Adjusted operating cash flow attributable to EQT is a non-GAAP financial measure which is reconciled in the non-GAAP disclosures section of the news release to the most comparable financial measure calculated in accordance with GAAP.  The corrected news release is attached as Exhibit 99.1 to this Form 8-K and is incorporated in this report by reference.

The information in this Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.          Financial Statements and Exhibits.

(d)  Exhibits

99.1 Corrected news release dated July 23, 2015 issued by EQT Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION
(Registrant)

	By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and Chief Financial Officer

Date: July 23, 2015

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Corrected news release dated July 23, 2015 issued by EQT Corporation